EXHIBIT 10.3

PHILLIPS-VAN HEUSEN CORPORATION

2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Director)

NOTICE OF RESTRICTED STOCK UNIT AWARD

Phillips-Van Heusen Corporation (the “Company”) grants to the Grantee named below, in accordance with the terms of the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan (the “Plan”) and this restricted stock unit agreement (this “Agreement”), the number of restricted stock units (the “Restricted Stock Units” or the “Award”) provided as follows:

GRANTEE
RESTRICTED STOCK UNITS GRANTED
DATE OF GRANT
VESTING SCHEDULE	Restricted Stock Units will vest in full on the first anniversary of the date of grant, subject to the Grantee’s continued service as a director of the Company.

AGREEMENT

1.

Grant of Award.  The Company hereby grants to the Grantee the Restricted Stock Units, subject to the terms, definitions and provisions of the Plan and this Agreement.  All terms, provisions, and conditions applicable to the Restricted Stock Units set forth in the Plan and not set forth herein are incorporated by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan the provisions of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.

Vesting and Settlement of Award.

a.

Right to Award.  This Award shall vest in accordance with the vesting schedule set forth above (the “Vesting Schedule”) and with the applicable provisions of the Plan and this Agreement.

b.

Settlement of Award.  Except as otherwise validly elected by the Grantee on a form prescribed by the Company for such elections and timely filed with the Company, the vested portion of this Award shall be settled as soon as practicable following the vesting date set forth in the Vesting Schedule, but in no event later than March 15 of the year following the year in which the Award vests.  Notwithstanding anything in the foregoing to the contrary, the Award may vest and be payable upon termination of service as provided in Paragraph 3 or upon a Change in Control as provided in Paragraph 4.

The Company may require the Grantee to furnish or execute such documents as the Company shall reasonably deem necessary (i) to evidence such settlement and (ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act or any Applicable Laws.

c.

Method of Settlement.  The Company shall deliver to the Grantee one Share for each vested Restricted Stock Unit.  Share certificates shall be issued in the name of the Grantee (or of the person or persons to whom such Restricted Stock Units were transferred in accordance with Paragraph 5 of this Agreement).

d.

Dividend Equivalents.  If a cash Dividend is declared on the Shares, the Grantee shall be credited with a Dividend Equivalent in an amount of cash equal to the number of Restricted Stock Units held by the Grantee as of the dividend record date, multiplied by the amount of the cash dividend paid per Share.  Such Dividend Equivalent shall be paid if and when the underlying Restricted Stock Units are settled.  If a Share Dividend is declared on the Shares, the Grantee shall be

Effective 6/24/10

credited with a Dividend Equivalent in an amount of Shares equal to the number of Restricted Stock Units held by the Grantee as of the dividend record date, multiplied by the amount of the Share dividend distributed per Share.  Such Dividend Equivalent shall be settled if and when the underlying Restricted Stock Units are settled, rounded down to the nearest whole share.  Dividend Equivalents shall not accrue interest prior to the date of payment or settlement, as applicable.

3.

Termination of Service.  In the event the Grantee’s service with the Company and its Subsidiaries is terminated prior to the vesting date set forth in the Vesting Schedule due to the Grantee’s death, the Award shall become 100% vested on the date of the Grantee’s death and shall be settled on the 31st day following the date of the Grantee’s death, or as soon as practicable after such 31st day, but in no event later than December 31st of the calendar year in which such 31st day occurs.

When the Grantee’s service with the Company and its Subsidiaries terminates (except when due to death), this Award shall be forfeited immediately with respect to the number of Restricted Stock Units for which the Award is not yet vested.  If the Grantee dies after termination of service, but before the settlement of the Award, all or part of this Award may be settled by payment to the personal representative of the Grantee or by any person who has acquired this Award directly from the Grantee but only to the extent that the Award was vested upon termination of the Grantee’s service.

4.

Settlement on Change in Control.  Notwithstanding anything herein to the contrary, upon a Change in Control, the Award shall become 100% vested and non-forfeitable and shall be settled within 30 days following such Change in Control.

5.

Transferability of Award.

The Award may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution or (ii) for no consideration, subject to such rules and conditions as may be established by the Committee, to a member or members of the Grantee’s Immediate Family.  For purposes of this Award Agreement, the Grantee’s “Immediate Family” means the Grantee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Grantee’s household (other than a tenant or employee).

6.

Miscellaneous Provisions.

a.

Rights as a Stockholder.  Neither the Grantee nor the Grantee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Award, except as provided in Paragraph 2(d), until the Award has vested and Share certificates, if any, have been issued to the Grantee, transferee or representative, as the case may be.

b.

Regulatory Compliance and Listing.  The issuance or delivery of any certificates representing Shares issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of the New York Stock Exchange, and any applicable requirements under any other Applicable Law, and the Company shall not be obligated to deliver any such Shares to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or the New York Stock Exchange.  The Company shall not be liable to the Grantee for any damages relating to any delays in issuing the certificates to the Grantee, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or the certificates themselves.

c.

Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

d.

Modification or Amendment.  This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 16 and Section 18(b) of the Plan may be made without such written agreement.

e.

Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

f.

References to Plan.  All references to the Plan shall be deemed references to the Plan as may be amended.

g.

Headings.  The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Award for construction or interpretation.

h.

Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting.  The resolution of such dispute by the Board or the Committee shall be final and binding on all persons.

i.

Section 409A of the Code.  The provisions of this Agreement and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.

j.

Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signatures on following page]

PHILLIPS-VAN HEUSEN CORPORATION

By: ______________________________

Name:

Title:

The Grantee represents that s/he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Dated:______________________________   Signed:___________________________________

Grantee

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